                                                                   Exhibit 99.3

       Consent of Person About to Become Director for Richard N. Nanula

    Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to being named in the Form S-1 registration statement of Expedia, Inc. as a person who is about to become a director of such company.

Dated: September 22, 1999                       /s/ Richard N. Nanula
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                                                    Richard N. Nanula